UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
CASTLIGHT HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 27, 2018
To Our Stockholders,
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Castlight Health, Inc. The meeting will be held at Castlight’s offices at 150 Spear Street, San Francisco, California 94105, on Wednesday, June 20, 2018 at 9:00 a.m. (Pacific Time).
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On or about April 27, 2018, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders and our fiscal 2017 Annual Report on Form 10-K. The Notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
We hope to see you at the meeting.
Sincerely,
John C. Doyle
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2018:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
http://www.astproxyportal.com/ast/18865

CASTLIGHT HEALTH, INC.
150 Spear Street, Suite 400
San Francisco, California 94105
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Castlight Health, Inc. (“Castlight”) will be held on Wednesday, June 20, 2018, at 9:00 a.m. (Pacific Time) at Castlight’s offices at 150 Spear Street, San Francisco, California 94105.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.    To elect three Class I directors of Castlight, each to serve until the 2021 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.
2.    To ratify the appointment of Ernst & Young LLP as Castlight’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 23, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our San Francisco offices for examination by any stockholder for any purpose relating to the meeting.
Your vote as a Castlight Health, Inc. stockholder is very important. With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 23, 2018, the record date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, LLC, through their website at http://www.astfinancial.com, by mail at 6201 15th Avenue, Brooklyn, NY 11219 or by phone at (800) 937-5449.

By Order of our Board of Directors,
Jennifer W. Chaloemtiarana
General Counsel and Corporate Secretary
San Francisco, California
April 27, 2018

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

CASTLIGHT HEALTH, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

i

ii

CASTLIGHT HEALTH, INC.
150 Spear Street, Suite 400
San Francisco, California 94105
________________
PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
________________
April 27, 2018
GENERAL PROXY INFORMATION

Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Castlight Health, Inc. (“we”, “us” or “Castlight”) for use at our 2018 Annual Meeting of Stockholders (the “meeting”) to be held at Castlight’s offices at 150 Spear Street, San Francisco, California 94105, on Wednesday, June 20, 2018, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. If you held shares of our common stock on April 23, 2018, (the “record date”), you are invited to attend the meeting and vote on the proposal described in this proxy statement.

Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 27, 2018, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

General Information About the Meeting
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will respond to questions from stockholders.
Record Date; Quorum
Only holders of record of common stock at the close of business on April 23, 2018, the record date, will be entitled to vote at the meeting. At the close of business on April 23, 2018, we had 135,729,963 shares of common stock outstanding and entitled to vote. The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
With respect to all matters that will come before the meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 23, 2018, the record date. Holders of our Class A common stock and of our Class B common stock will vote together as a single class. You may vote all shares owned by you as of April 23, 2018, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If on April 23, 2018 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 23, 2018 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any of the nominees. Approval of Proposal 2 will be obtained if the number of votes cast “FOR” such proposal at the meeting exceeds the number of votes “AGAINST” such proposal. Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote FOR all of the Class I directors named in this proxy statement (Proposal 1), and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote via telephone or via the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Pacific Time, on Tuesday, June 19, 2018. Submitting your proxy (whether by telephone, through the Internet or by mail if you request or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to our Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by us. Following the original mailing of the soliciting materials, we and our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Castlight, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of Castlight. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/corporate-governance/governance-documents/, by clicking on “Corporate Governance Guidelines,” under “Governance Documents.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors as warranted.

Board of Directors Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors believes that it is in the best interests of Castlight for the roles of Chairperson and Chief Executive Officer to be separated. Maintaining separate roles of Chairperson and Chief Executive Officer provides us with optimally effective leadership. Our Chairperson’s duties include, among other things, the nonexclusive authority to preside over meetings of the stockholders and the Board of Directors (including non-executive directors of our Board of Directors) and to hold such other powers and carry out such other duties as are also granted to the Chairperson of our Board of Directors. Our Corporate Governance Guidelines also provide that the independent directors may, if deemed advisable, select a “Lead Independent Director.”
The Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations related thereto to our Board of Directors with respect thereto as the Nominating and Corporate Governance Committee deems appropriate. Consistent with this process, our Board of Directors made several determinations concerning the role of the Chairperson, taking into account our best interests and the best interests of our stockholders. Bryan Roberts was the Chairperson from 2010 until April 2017, when our then-CEO, Giovanni Colella, stepped down from the CEO role and assumed the role of Executive Chairperson. At that time. Dr. Roberts became the Board's Lead Independent Director. In October 2017, Dr. Colella departed from the Board of Directors, at which time Dr. Roberts resumed the Chairperson role. Our Board of Directors believes that Dr. Robert’s strategic vision for our business growth, historical perspective of our business and experience with facilitating the growth of health care, health care IT and biotechnology companies, make him well qualified to serve as Chairperson.
Role of the Board of Directors in Risk Oversight
One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors security management, including with respect to cybersecurity, and compliance with legal and regulatory requirements. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews the steps management has taken to monitor or mitigate compensation-related risk exposures.

Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, our Board of Directors annually reviews the independence of Castlight’s directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Based upon this review, our Board of Directors has determined that the following director nominees and members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Michael Eberhard David Ebersman Ed Park	Bryan Roberts David B. Singer Kenny Van Zant

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Talent Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Also, from time to time the Board may identify special committee to manage certain discreet subject areas as needed. Copies of the charters for each standing committee are available, without charge, upon request in writing to Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: General Counsel or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.castlighthealth.com/investor-relations/investors-overview/. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee is comprised of Mr. Eberhard, Mr. Park and Mr. Singer. Mr. Park is the chairman of the Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Singer is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to submit, anonymously, concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related party transactions or those that require disclosure;

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	monitoring security management and compliance with other legal and regulatory requirements.

Compensation and Talent Committee
Our Compensation and Talent Committee is comprised of Mr. Ebersman, Dr. Roberts, and Mr. Van Zant. Mr. Ebersman is the chairman of our Compensation and Talent Committee. The composition of our Compensation and Talent Committee meets the requirements of independence under the NYSE rules and regulations. Each member of this committee is a non‑employee director, as defined pursuant to Rule 16b‑3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
Our Compensation and Talent Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Dr. Roberts, Mr. Singer, and Mr. Eberhard. Dr. Roberts is the chairman of our Nominating and Corporate Governance Committee. The composition of the Nominating and Corporate Governance Committee meets the requirements of independence under the NYSE rules and regulations. The committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	assisting our Board of Directors on corporate governance matters.

The charters of our Audit, Compensation and Talent, and Nominating and Corporate Governance Committees are posted on our website at http://ir.castlighthealth.com/investor-relations/corporate-governance/governance-documents/.

Compensation and Talent Committee Interlocks and Insider Participation
The members of our Compensation and Talent Committee during 2017 were Mr. Ebersman, Mr. Van Zant, and Dr. Roberts. None of the members of our Compensation and Talent Committee in 2017 was at any time during 2017 or at any other time an officer or employee of Castlight or any of our subsidiaries, and except as disclosed below, none had or have any relationships with Castlight that are required to be disclosed under Item 404 of Regulation S-K.
Dr. Roberts is a Partner at Venrock, which held a greater than 10% position in Jiff, Inc. and as such, our acquisition of Jiff, Inc. may be considered a related party transaction for Dr. Roberts.
In 2015, we made a preferred stock investment of $4.1 million and entered into a strategic alliance with Lyra Health, Inc. ("Lyra"), a related party at the time of the investment. In the fourth quarter of 2017, we sold our investment in Lyra to a group of buyers that included related parties.

Lyra was considered a related party to us because two of our directors, Dr. Roberts and Mr. Ebersman, served on the Lyra board of directors and Mr. Ebersman serves as the Lyra chief executive officer.
Because Lyra was a related party and potential buyers were also related parties, the Company formed an independent committee of our Board of Directors (the "Independent Committee"), comprised solely of disinterested directors, to approve the sale of the shares. We also engaged an independent third-party valuation expert to assist in determining the fair value of the Company's investment in Lyra. Based in part on the valuation performed, we negotiated a selling price of $5.5 million, which the Independent Committee approved after concluding that the transaction terms were fair to us.
None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and Talent Committee during 2017.

Board and Committee Meetings and Attendance
During 2017, (1) our Board of Directors held six meetings and acted by unanimous written consent five times, (2) the Audit Committee held six meetings and acted by unanimous written consent one time, (3) the Compensation and Talent Committee held eight meetings and acted by unanimous written consent six times, (4) the Nominating and Corporate Governance Committee held two meetings and acted by unanimous written consent two times, (5) a special committee of the Board convened for the purpose of evaluating, assessing, and approving the acquisition of Jiff, Inc. held two meetings and (6) the Investment Review Committee convened for the purpose of evaluating, assessing and approving the sale of our shares in Lyra held two meetings. During 2017, each member of our Board of Directors participated in at least 75% of the aggregate of all meetings of our Board of Directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during 2017.

Director Attendance at Annual Stockholders’ Meeting
It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders in person. Eight of our ten directors at the time attended our 2017 Annual Meeting of Stockholders.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our former Lead Independent Director and current Chairperson, Dr. Roberts, is the presiding director at these meetings.

Code of Business Conduct
We have adopted codes of business conduct that applies to all of our directors, officers and employees. Our Code of Business Conduct is posted on the investor relations section of our website located at http://ir.castlighthealth.com/investor-relations/investors-overview/, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Corporate Governance Committee considers stockholder recommendations for director candidates. The Nominating and Corporate Governance Committee has established the following procedure for stockholders to submit director nominee recommendations:

•	Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to our Board of Directors;

•
If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not less than 75 or more than 105 days prior to the first anniversary of the previous year's annual meeting;

•
Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•
The Nominating and Corporate Governance Committee considers nominees based on our need to fill vacancies or to expand our Board of Directors, and also considers our need to fill particular roles on our Board of Directors or committees thereof (e.g. independent director, Audit Committee financial expert, etc.); and

•	The Nominating and Corporate Governance Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills discussed above.

Please see the “Additional Information” section at the end of this proxy statement for details concerning the stockholder proposal process for the 2019 Annual Meeting of Stockholders.

Director Qualifications
The goal of the Nominating and Corporate Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Corporate Governance committee seeks nominees on the basis of, among other things, independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about Castlight's business or industry and willingness and ability to devote adequate time and effort to Board of Directors responsibilities in the context of the existing composition, other areas that are expected to contribute to the Board of Directors’ overall effectiveness and needs of the Board of Directors and its committees. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. In addition, while the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee values members who represent diverse viewpoints. The Nominating and Corporate Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Nominating and Corporate Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating and Corporate Governance Committee submits its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2019 and 2020, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class I nominees named below be elected as a Class I director for a three-year term expiring at the 2021 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Information Regarding Nominees and Continuing Directors
Nominees to our Board of Directors
The nominees, their ages and their length of service on our Board of Directors as of April 23, 2018 are provided in the table below. Additional occupational and biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director/Nominee	Age	Director Since
Seth Cohen	38	January 2018
Bryan Roberts(1)(2)	51	April 2008
Kenny Van Zant(1)	48	August 2016

(1)	Member of the Compensation and Talent Committee

(2)	Member of the Nominating and Corporate Governance Committee

Seth Cohen has served on our Board of Directors since January 2018. Mr. Cohen the co-founder and president of Ooda Health, a healthcare payer administration company, which he co-founded in 2018. Previously, Mr. Cohen served as Castlight's vice president, sales and alliances from 2010 to 2017. Prior to joining Castlight, Mr. Cohen served as a consultant for McKinsey & Company, a consulting firm, as a member of their healthcare payer and provider practice from 2008 to 2010. Mr. Cohen holds an MBA from the Harvard Business School, an MPH from the Harvard Kennedy School, and a BA in International Relations from Stanford University. Mr. Cohen's history with the company, experience in the digital healthcare market and insight into customer needs qualify him to make valuable contributions to the Board of Directors.
Bryan Roberts co-founded Castlight in 2008, served as a director from 2008 to 2010 and has served as the Chairman of Castlight's Board of Directors since 2010. Dr. Roberts joined Venrock, a venture capital firm, in 1997, where he currently serves as a Partner. Dr. Roberts currently serves as the Chairman of the board of directors of Achaogen, Inc. and as a director of Ironwood Pharmaceuticals, Inc., as well as several private companies. Dr. Roberts previously served on the board of directors of athenahealth, Inc. from 1999 to 2009, XenoPort, Inc. from 2000 to 2007 and Sirna Therapeutics, Inc. from 2003 to 2007. From 1989 to 1992, Dr. Roberts worked in the corporate finance department of Kidder, Peabody & Co., a brokerage company. Dr. Roberts received a B.A. in Chemistry from Dartmouth College and a Ph.D. in Chemistry and Chemical Biology from Harvard University. Dr. Roberts’ experiences with facilitating the growth of health care, health care IT and biotechnology companies, together with his historical perspective of Castlight, make him uniquely qualified to serve on our Board of Directors.

Kenny Van Zant has served on our Board of Directors since August 2016. He previously served as the Head of Business at Asana, the creator of cloud-based SaaS project management tools, where he led all business functions, including sales, marketing, customer support and finance. Prior to his role at Asana, Mr. Van Zant was the Senior Vice President, Chief Product Strategist at SolarWinds, where he led marketing and products. He has also held business and marketing leadership roles at Motive, BroadJump and Cisco Systems. He also serves as a board member for Puppet, Idera and Itential. Mr. Van Zant's deep experience in business, sales, marketing and strategic planning make him well suited for service on our Board of Directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE THREE NOMINATED DIRECTORS.
Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages and their length of service on our Board of Directors as of April 23, 2018, are provided in the table below. Additional occupational and biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director	Age	Director Since
Class II Directors - Terms Expiring 2019:
Derek Newell	49	April 2017
Ed Park(1)	43	April 2014
David B. Singer(1)(3)	55	June 2010

Class III Directors - Terms Expiring 2020:
John C. Doyle	49	April 2017
David Ebersman(2)	48	July 2011
Michael Eberhard(1)(3)	52	June 2016

(1)	Member of the Audit Committee

(2)	Member of the Compensation and Talent Committee

(3)	Member of the Nominating and Corporate Governance Committee

John C. Doyle has served as Chief Executive Officer and as a director since April 2017. He previously served as President from July 2016 until April 2017 and as Chief Operating Officer from November 2015 until April 2017. Mr. Doyle also served as Chief Financial Officer, Vice President and Treasurer from November 2012 until July 2016. Previously, Mr. Doyle served as Chief Financial Officer and then Chief Operating Officer of Achaogen, Inc., a biopharmaceutical company, from August 2009 to November 2012. Prior to joining Achaogen, Mr. Doyle was Vice President, Finance and Corporate Planning at Genentech, Inc. from July 2007 to June 2009. Mr. Doyle previously served in various roles at Renovis, Inc., from 2002 to June 2007, ultimately as its Senior Vice President of Corporate Development and Chief Financial Officer. Mr. Doyle has been a member of the board of directors of Achaogen since November 2012 and a member of its compensation committee since January 2016. Mr. Doyle holds a B.S. in Business Administration from California Polytechnic State University, San Luis Obispo, and an M.B.A. from the Haas School of Business at the University of California, Berkeley. Mr. Doyle’s experience with our operations and strategy make him well-suited for serving on our Board of Directors.
David Ebersman has served as a director of Castlight since July 2011. Mr. Ebersman is currently CEO of Lyra Health, Inc., a health care information technology company focused on behavioral health. Previously, Mr. Ebersman served as the Chief Financial Officer of Facebook, Inc., from 2009 through 2014. Prior to joining Facebook, Mr. Ebersman served in various positions at Genentech, Inc., a biotechnology company, including as its Executive Vice President and Chief Financial Officer, Senior Vice President, Product Operations, and Vice President, Product Development. Prior to joining Genentech, Mr. Ebersman was a research analyst at Oppenheimer & Company, Inc., an investment company. Mr. Ebersman has been a member of the board of directors of SurveyMonkey, Inc. since June 2015. Mr. Ebersman holds an A.B. in International Relations and Economics from Brown University and was selected for a Henry Crown Fellowship in 2000. Mr. Ebersman brings to our Board of Directors over twenty years of business, operations, strategic planning and financial experience with leading companies, such as Genentech and Facebook.
Michael Eberhard has served as a director of Castlight since June 2016 and is the President of Concur, the world's leading provider of integrated travel and expense management solutions and services. He joined Concur in 2003 and became President in November 2016. At Concur, he has held roles including Executive Vice President, Worldwide Sales & Business Development; Executive Vice President and General Manager, Global Accounts; and Executive Vice President and General Manager, Asia Pacific. Prior to joining Concur, Mike was Vice President, Worldwide Sales at Xign; Vice President and General Manager for Ariba; and Vice President and General Manager, Education & Government at PeopleSoft. Mr. Eberhard brings to our Board of Directors deep experience in business, sales, operations and strategic planning.
Derek Newell has served as President and as a director since April 2017. He previously served as Chief Executive Officer and as a director of Jiff, Inc. from January 2012 until April 2017. Mr. Newell previously served on the board of Wanda, Inc. from July 2016 to January 2017. Mr. Newell is a founding director at HT3, a consulting firm focused on accelerating the adoption of digital health technology. From January 2011 to December 2011 he worked on founding HT3 and served as its managing director. He served as the President of Robert Bosch Healthcare, from January 2009 to December 2010. He served as the CEO of HealthHero Networks and a member of the board from March 2007 to December 2008 (acquired by Robert Bosch Healthcare in early 2008). From November 2006 to March 2007 he served as an advisor to the board of Health Hero Networks. He served as Chief Marketing Officer of LifeMasters Supported Healthcare from March 2004 to November 2006. Before that he was the VP of Product, Marketing & Outcomes from August 2001 to March 2004. He was the VP of Business Development for WebOS from February 2000 to July 2001. He was Director of Business Development at Brown & Toland Medical Group from May 1998 to February 1999. He was a student at Haas School of Business and the UC Berkeley School of Public Health from August 1996 to May 1999 where he earned his M.B.A. and M.P.H. degrees. Before that, Mr. Newell spent 4 years in Lesotho Southern Africa with the US Peace Corps and the World Health Organization. He received a B.S. in Molecular Biology from UC Berkeley in 1992. Mr. Newell’s deep experience in health care technology companies and as Jiff’s Chief Executive Officer and serving on the Jiff board of directors make him a valuable resource on our Board of Directors.
Ed Park currently serves on the boards of Castlight and athenahealth and on the Massachusetts Governors Council for IT Initiatives. He also serves as CEO of Devoted Health, a position he has held since March 2017. Prior to that, he served as Executive Vice President and COO of athenahealth, Inc. from July 2010 to March 2017, and as Chief Technology Officer from March 2007 to June 2010 and as Chief Software Architect from 1998 to March 2007. Prior to joining athenahealth, Inc., Mr. Park was a consultant for Viant, Inc. Mr. Park obtained a Bachelor of Arts magna cum laude from Harvard College in Computer Science. Mr. Park brings to our Board of Directors his years of experience overseeing technology and operations at a cloud-based services and mobile applications company in the health care industry which make him well suited for service on our Board of Directors.
David B. Singer has served on our Board of Directors since June 2010. Mr. Singer has held various positions at Maverick Capital Ltd. or its affiliates, an investment firm, since December 2004, including Managing Partner of Maverick Ventures since February 2015. Previously, Mr. Singer served as the founding President and Chief Executive Officer of three health care companies. He has also served on the board of directors of Pacific Biosciences of California, Inc. from December 2006 to May 2013, Affymetrix, Inc. from 1993 to 2008, Corcept Therapeutics Incorporated from 1998 to 2008 and Oscient Pharmaceuticals Corporation from 2004 to 2006. Mr. Singer has also served as the senior financial officer of two publicly traded companies. Mr. Singer serves on the boards of several private health care companies. Mr. Singer served as a health commissioner of San Francisco and a member of the San Francisco General Hospital Joint Conference Committee from July 2013 to January 2017. Mr. Singer holds a B.A. in History from Yale University and an M.B.A. from Stanford University. Mr. Singer’s extensive executive experience and his financial and accounting experience with both public and private companies, including those in the health care industry, make him well suited for service on our Board of Directors.
There are no familial relationships among our directors and officers.

Director Compensation
The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during 2017, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2017. The compensation paid to Dr. Colella, our former Executive Chairman who previously served as our Chief Executive Officer, is presented in “Summary Compensation Table” on page 25.
Director Compensation 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Bryan Roberts	63,238	140,000	—	203,238
James Currier(3)	21,639	210,000	—	231,639
Michael Eberhard	34,444	140,000	6,508	180,952
David Ebersman	40,000	140,000	—	180,000
Annie Lamont (4)	9,500	—	—	9,500
Ed Park	47,500	140,000	3,554	191,054
David B. Singer	41,000	140,000	—	181,000
Kenny Van Zant	35,000	140,000	—	175,000

(1)
Amounts listed under the “Stock Awards” and “Option Awards” columns represent the aggregate fair value amount computed as of the grant date of each award during 2017 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair value of these awards is based on the closing price of Class B common stock on the grant date. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation from these stock awards to the extent that they satisfy service-based vesting conditions in the terms of the RSUs. For information regarding the number of awards held by each non-employee director as of December 31, 2017, see the table below.

(2)	Represents reimbursement for travel expenses.

(3)	Represents pro-rated fees earned. Mr. Currier resigned from our Board of Directors on October 25, 2017.

(4)	Represents pro-rated fees earned. Ms. Lamont resigned from our Board of Directors on April 3, 2017.
Each person who served as a non-employee member of our Board of Directors during 2017 held the following aggregate number of shares of our Class A Common Stock and Class B Common Stock subject to outstanding stock options or restricted stock units as of December 31, 2017:

Name	Number of Securities Underlying Stock Options Held as of December 31, 2017	Number of Securities Underlying Restricted Stock Units Held as of December 31, 2017
Bryan Roberts	25,000	16,868
James Currier	—	—
Michael Eberhard	—	40,306
David Ebersman	285,973	16,868
Ed Park	50,000	16,868
Annie Lamont	—	—
David B. Singer	25,000	16,868
Kenny Van Zant	—	46,245

Annual Retainer Fees. For 2017, our non-employee directors were compensated as follows:

•	$30,000 annual cash retainer;

•	$30,000 for the independent chair of our Board of Directors;

•	$19,000(1) for the chair of the Audit Committee and $8,000 for each of its other members;

•	$10,000 for the chair of the Compensation and Talent Committee and $5,000 for each of its other members; and

•	$7,500(2) for the chair of the Nominating and Corporate Governance Committee and $3,000 for each of its other members.

•	$15,000 for the Lead Independent Director, if any.

(1) Increased from $16,000 to $19,000 effective June 22, 2017

(2) Increased from $6,000 to $7,500 effective June 22, 2017

Equity Awards. Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted an initial restricted stock unit award to acquire shares of Class B common stock calculated by dividing $210,000 by the closing price of Class B common stock on the date of grant of the restricted stock unit award. Following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional annual restricted stock unit award to acquire shares of Class B common stock calculated by dividing $140,000 by the closing price of the Class B common stock on the date of grant of the restricted stock unit award. Awards granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.
Non-employee directors receive no other form of remuneration, perquisites or benefits other than as described above, but are reimbursed for their reasonable travel expenses incurred in attending our Board of Directors and Committee meetings.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year ending December 31, 2018. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, our Audit Committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.
Ernst & Young LLP audited our financial statements for our 2017 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during 2016 and 2017. Our Audit Committee has determined that Ernst & Young LLP’s provisioning of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. The aggregate fees billed for 2016 and 2017 for each of the following categories of services are as follows:

Fees Billed to Castlight Health	2016	2017
	(in thousands)
Audit fees(1)	$1,044	$1,843
Audit related fees(2)	88	395
Tax fees(3)	—	—
All other fees(4)	197	—
Total fees	$1,329	$2,238

(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2) “Audit related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature.
(3) “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.
(4) “All other fees” consist of the aggregate fees billed in each of 2016 and 2017 for products and services provided by Ernst & Young LLP, other than included in “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 52,432,553 shares of Class A common stock and 83,163,275 shares of Class B common stock outstanding on March 31, 2018. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to (i) options that are currently exercisable or that will vest and become exercisable within 60 days of March 31, 2018, and (ii) restricted stock units that will vest within 60 days of March 31, 2018, to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%		% Total Voting Power (1)
5% or Greater Stockholders
Entities affiliated with FMR LLC (2)	5,342,250	10.19%	12,109,786	14.56%		12.87%
Entities affiliated with Maverick Capital Ltd. (3)	7,216,028	13.76%	1,747,299	2.10%		6.61%
Entities affiliated with Oak Investment Partners XII, Limited Partnership (4)	11,917,744	22.73%	68,750	*	%	8.84%
Entities affiliated with Venrock (5)	15,568,571	29.69%	5,248,118	6.31%		15.35%
The Wellcome Trust Limited as trustee of the Wellcome Trust (6)	6,568,646	12.53%	—	—%		4.84%
The Vanguard Group (7)	—	—%	5,005,353	6.02%		3.69%
Directors and Named Executive Officers:
Giovanni M. Colella (8)	5,105,000	9.74%	46,500	*	%	3.80%
Seth Cohen (9)	—	*	141,695	*		* %
John C. Doyle (10)	870,000	1.63%	537,234	*	%	1.03%
Derek Newell (11)	—	—	1,682,446	1.99%		1.23%
Siobhan Nolan Mangini (12)	48,167	*	154,615	*	%	* %
Michael Eberhard (13)	—	—	52,644	*	%	* %
David Ebersman (14)	289,544	* %	94,051	*	%	* %
Ed Park (15)	28,571	* %	119,051	*	%	* %
Bryan Roberts (16)	15,568,571	29.69%	5,248,118	6.31%		15.35%
David B. Singer (17)	—	—	94,051	*	%	* %
Kenny Van Zant (18)	—	—	54,677	*	%	* %
All current executive officers and directors as a group (14 persons) (19)	21,909,853	40.87%	8,705,713	10.14%		21.95%

_____________________

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Percentage of total voting power represents voting power with respect to all shares of Class A and Class B common stock, as a single class. Generally, the holders of Class B common stock and Class A common stock are entitled to one vote per share. However, holders of Class A common stock are entitled to ten votes per share in certain circumstances, if submitted to a vote of stockholders, including: (i) adoption of a merger or consolidation agreement involving Castlight; (ii) a sale, lease or exchange of all or substantially all of Castlight’s property and assets; (iii) a dissolution or liquidation of Castlight; and (iv) on every matter, if and when any individual, entity or “group” (as such term is used in Regulation 13D of the Exchange Act) has, or has publicly disclosed (through a press release or a filing with the SEC) an intent to have, beneficial ownership of 30% or more of the number of outstanding shares of Class A common stock and Class B common stock, combined. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including those set forth in this joint proxy statement/prospectus/information statement) submitted to a vote of stockholders, unless otherwise required by our certificate of incorporation or bylaws. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)
Shares owned are as of December 29, 2017, according to a Schedule 13G/A filed with the SEC on February 13, 2018. FMR LLC has sole power to vote or direct the vote of 2,440,821 shares and the sole power to dispose of all 17,452,036 shares. Members of the family of Abigail P. Johnson, Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts, 00210.

(3)
Shares owned are as of December 31, 2017, according to a Schedule 13G/A filed with the SEC on February 12, 2018. These securities consist of (a) 7,216,028 shares of Class A common stock, (b) 1,713,865 shares of Class B common Stock, (c) options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2018 and (d) 8,434 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018. Maverick Capital, Ltd. (“Maverick Capital”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, may be deemed to have beneficial ownership of such shares through the investment discretion it exercises over its clients’ accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital. Lee S. Ainslie III is the manager of Maverick Capital Management, LLC. Andrew H. Warford serves as the Chairman of the Stock Committee of Maverick Capital. The address for Maverick Capital is 300 Crescent Court, 18th Floor, Dallas, TX 75201. Mr. Singer is a managing director of Maverick Capital.

(4)
Shares owned are as of December 31, 2016, according to a Schedule 13G/A filed with the SEC on February 14, 2017. These securities consist of (a) 11,917,744 shares of Class A common stock held directly by Oak Investment Partners XII, Limited Partnership, (b) 12,500 shares of Class B common stock and (c) options to acquire 56,250 shares of Class B common stock, 25,000 of which may be deemed to be held by Ann Lamont on behalf of Oak Investment Partners XII, Limited Partnership. Ann Lamont, Bandel L. Carano, Edward F. Glassmeyer, Fredric W. Harman, and Grace A. Ames collectively serve as managing members of Oak Associates XII, LLC, the General Partner of Oak Investment Partners XII, L.P. Such Managing Members have shared voting and investment control over all of the shares held by Oak Investment Partners XII, L.P. The address of Oak Investment Partners XII, L.P. is 901 Main Avenue, Suite 600, Norwalk, CT 06851.

(5)
Shares owned are as of April 3, 2017, according to a Schedule 13D/A filed with the SEC on April 12, 2017. These securities consist of (a) 14,047,522 shares of Class A common stock, held directly by Venrock Associates V, L.P., (b) 330,053 shares of Class A common stock, held directly by Venrock Entrepreneurs Fund V, L.P. and (c) 1,190,996 shares of Class A common stock, held directly by Venrock Partners V, L.P., (d) 1,133,948 shares of Class B common stock, held directly by Venrock Associates V, L.P., (e) 26,643 shares of Class B common stock held directly by Venrock Entrepreneurs Fund V, L.P., (f) 96,139 shares of Class B common stock held directly by Venrock Partners V, L.P., (g) 3,669,816 shares of Class B Common Stock held by Venrock Associates VI, L.P. (of which 401,779 shares are held in escrow for up to 12 months and which Venrock Associates VI, L.P. has voting power, but not dispositive power) and (h) 288,138 shares of Class B Common Stock held by Venrock Partners VI, L.P. (of which 31,546 shares are held in escrow for up to 12 months and which Venrock Partners VI, L.P. has voting power, but not dispositive power). Dr. Roberts is also the beneficial holder of options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2018 and 8,434 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P. and Venrock Partners V, LP, and as such, he may be deemed to have voting and investment power with respect to these shares. The address of the entities affiliated with Venrock is 3340 Hillview Avenue, Palo Alto, CA 94304.

(6)
Shares owned are as of December 31, 2014, according to a Schedule 13G filed with the SEC on February 18, 2015. These securities are owned directly by The Wellcome Trust Limited, as trustee of the Wellcome Trust. The address for The Wellcome Trust Limited, as trustee of the Wellcome Trust is 215 Euston Road, London NW1 2BE, United Kingdom.

(7)
Shares owned are as of December 31, 2017, according to a Schedule 13G/A filed with the SEC on February 7, 2018. These securities consist of (a) 120,535 shares of Class B common stock held by Vanguard Fiduciary Trust Company ("VFTC"), over which it has shared voting and dispositive power as a result of its serving as investment manager of collective trust accounts, and (b) 4,884,818 shares of Class B Common Stock held by Vanguard Investments Australia, Ltd. ("VIA"), over which it holds sole dispositive power. VFTC and VIA are wholly-owned subsidiaries of The Vanguard Group, Inc.

(8)
Consists of (a) 4,434,919 shares of Class A common stock held directly by the Giovanni and Vanessa Colella Revocable Living Trust dated 11/26/05 (the “Living Trust”), of which Dr. Colella is a co-trustee, (b) 46,500 shares of Class B common stock held directly by the Living Trust, (c) 509,638 shares of Class A common stock held directly by The Vanessa Stevens Colella 2016 Grantor Retained Annuity Trust I, of which Vanessa Colella is trustee, (d) 160,443 shares of Class A common stock held directly by The Vanessa Stevens Colella 2016 Grantor Retained Annuity Trust II, of which Vanessa Colella is trustee.

(9)
Consists of (a) 124,898 shares of Class B common stock held outright by Mr. Cohen, (b) options exercisable for 677 shares of Class B common stock within 60 days of March 31, 2018 and (d) 16,120 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(10)
Consists of (a) 157,422 shares of Class B common stock held directly by Mr. Doyle, (b) options exercisable for 870,000 shares of Class A common stock within 60 days of March 31, 2018, (c) options exercisable for 345,000 shares of Class B common stock within 60 days of March 31, 2018 and (d) 34,812 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(11)
Consists of (a) 134,616 shares of Class B common stock held directly by Mr. Newell, (b) options exercisable for 1,535,635 shares of Class B common stock within 60 days of March 31, 2018 and (b) 12,175 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(12)
Consists of (a) 120,788 shares of Class B common stock held outright by Ms. Mangini, (b) options exercisable for 48,167 shares of Class A common stock within 60 days of March 31, 2018, (c) options exercisable for 4,499 shares of Class B common stock within 60 days of March 31, 2018 and (d) 29,328 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(13)
Consists of (a) 40,304 shares of Class B common stock held outright by Mr. Eberhard and (b) 12,340 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(14)
Consists of (a) 28,571 shares of Class A common stock held outright by Mr. Ebersman, (b) 60,617 shares of Class B common stock, (c) options exercisable for 260,973 shares of Class A common stock within 60 days of March 31, 2018, (d) options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2018 and (e) 8,434 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(15)
Consists of (a) 28,571 shares of Class A common stock held outright by Mr. Park, (b) 60,617 shares of Class B common stock held outright, (c) options exercisable for 50,000 shares of Class B common stock within 60 days of March 31, 2018 and (d) 8,434 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(16)
See Footnote 5. Dr. Roberts is a member of the general partners of Venrock Associates V, L.P., Venrock Entrepreneurs Fund V, L.P., Venrock Partners V, LP, Venrock Associates VI, L.P. and Venrock Partners VI, L.P. and as such, he may be deemed to have voting and investment power with respect to these shares. Dr. Roberts is also the beneficial holder of options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2018 and 8,434 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(17)
Consists of (a) 60,617 shares of Class B common stock held outright by Mr. Singer, (b) options exercisable for 25,000 shares of Class B common stock within 60 days of March 31, 2018 and (c) 8,434 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(18)
Consists of (a) 42,046 shares of Class B common stock held outright by Mr. Van Zant and (b) 12,631 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

(19)
Consists of (a) 20,730,713 shares of Class A common stock, (b) 6,029,622 shares of Class B common stock, (c) options exercisable for 1,179,140 shares of Class A common stock within 60 days of March 31, 2018, (d) options exercisable for 2,499,070 shares of Class B common stock within 60 days of March 31, 2018 and (e) 177,021 shares of Class B common stock issuable upon the settlement of restricted stock units within 60 days of March 31, 2018.

MANAGEMENT
Executive Officers:
The following table provides information regarding our executive officers as of April 23, 2018:

Name	Age	Position
Executive Officers:
John C. Doyle	49	Chief Executive Officer and Director
Derek Newell	49	President and Director
Siobhan Nolan Mangini	37	Chief Financial Officer
Eric Chan	42	Chief Accounting Officer

For information regarding Mr. Doyle and Mr. Newell, please refer to "Proposal No. 1-Election of Directors-Information Regarding Nominees and Continuing Directors” above.
Eric Chan, C.P.A., has served as Chief Accounting Officer since he joined Castlight in August 2017. Most recently, Mr. Chan was VP, Corporate Controller at SugarCRM, a software company, from November 2015 to August 2017. From April 2012 to November 2015, Mr. Chan was with Twitter, a social media company, where he was Assistant Controller. Earlier in his career, Mr. Chan served in several audit roles at PricewaterhouseCoopers LLP and KPMG LLP for over 10 years. Mr. Chan is a certified public accountant and holds a degree in Accounting and Finance from Monash University, Australia.
Siobhan Nolan Mangini has served as Chief Financial Officer since July 2016. Prior to that she served as Vice President, Finance & Business Operations, from October 2015 to July 2016. She joined Castlight in February 2012 and previously served as Senior Director, Financial Planning & Business Operations, from November 2014 to September 2015, and as Director, Strategy & Business Development, from February 2012 to September 2014. Prior to joining Castlight, she worked at Bain & Company, a management consulting company, from 2009 to January 2012, working in the health care and private equity practices. Ms. Nolan Mangini holds a B.S. in Economics from The Wharton School at University of Pennsylvania, an M.B.A. from the Graduate School of Business at Stanford University, and an M.P.A. from The Kennedy School of Government at Harvard University. Ms. Nolan Mangini is a CFA charterholder.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
The following tables and accompanying narrative provide information about the compensation provided to the following individual who were executive officers as of December 31, 2017, or, in the case of Dr. Colella, served as our principal executive officer for part of the year, and to whom we refer collectively in this proxy as the “named executive officers”:

•	Giovanni M. Colella, who was our Chief Executive Officer until April 2017 and served as our Executive Chairman until October 2017;

•	John C. Doyle, who was our President and Chief Operating Officer until April 2017, and is now our Chief Executive Officer;

•	Derek Newell, our President and Director; and

•	Siobhan Nolan Mangini, our Chief Financial Officer.
We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services, devise new business models, and demonstrate an ability to quickly identify and capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and rewarding them for achieving our financial and strategic objectives. This focus on long-term value creation results in our program having a heavy weighting toward equity compensation. In 2017, we provided a significant portion of our executives’ target compensation in the form of time-vesting restricted stock unit awards and performance-based restricted stock unit awards. We rely more heavily on equity compensation to ensure that a significant portion of a named executive officer’s realizable compensation opportunity is related to factors that directly and indirectly influence stockholder value. Equity participation establishes a sense of ownership and aligns executives’ interests with those of other stockholders.
Moreover, certain of our named executive officers received substantial proportion of their equity-based compensation in the form of performance-based restricted stock unit awards. An executive receiving a performance-based restricted stock unit award may realize varying degrees of compensation from a performance-based award if certain company performance objectives are met or exceeded, and lower or no realization at all if company performance falls below certain pre-determined thresholds. The performance-based restricted stock unit awards were granted with a target number of shares reflected in the Summary Compensation Table footnotes, and actual realization on the awards, if any, could range from 50% of target up to 150% of target depending on performance achievement including satisfaction of certain minimum performance thresholds to be achieved during calendar year 2017. In addition, the number of shares subject to these awards to be earned based on performance achievement were subject to further time-based vesting of approximately two years after the earned number of shares was determined. We continued our emphasis on performance-based equity awards for 2017 and granted certain of our executive officers a greater proportion of their equity in the form of performance-based restricted stock unit awards.
We observe the following core principles in formulating our compensation policies and making compensation decisions:

•	creating a direct and meaningful link between company business results, individual performance, and rewards;

•	providing for significant differentiation in compensation opportunities for performance that is below, at, and above target levels;

•	providing equity awards that establish a clear alignment between the interests of our executive officers and our stockholders;

•	ensuring that compensation plans and arrangements are simple to communicate and understand; and

•	offering total compensation that is competitive and fair.

2017 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered in all capacities for 2015, 2016 and 2017.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Giovanni M. Colella	2017	200,000	—	—	—	2,500(14)	202,500
Executive Chairman and Co-Founder, formerly Chief Executive Officer(3)	2016	300,000	—	—	1,853,800(7)	10,060(15)	2,163,860
	2015	300,000	96,000	—	2,660,700(8)	3,524(16)	3,060,224

John C. Doyle	2017	362,750	263,000	412,760	1,080,000(9)	2,329(17)	2,120,839
Chief Executive Officer, formerly President and Chief Operating Officer(4)	2016	350,000	—	412,673	1,950,500(10)	2,435(18)	2,715,608
	2015	293,000	58,600	—	1,592,800(11)	844(19)	1,945,244

Derek Newell	2017	275,250	263,000	412,760	1,255,320(12)	5,747(20)	2,212,077
President(5)

Siobhan Nolan Mangini	2017	298,333	165,000	—	660,000(13)	4,481(21)	1,127,814
Chief Financial Officer(6)
_____________________

(1)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent the cash incentive bonus paid under our incentive bonus plan for executive officers. For 2015, each of Dr. Colella and Mr. Doyle was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to customer acquisition and retention, new product introduction and operational metrics as determined by the Compensation and Talent Committee. Dr. Colella’s target bonus was 100% of base salary and Mr. Doyle’s target bonus was 50% of base salary. Based on our and the individuals’ achievement toward the above objectives, the Compensation and Talent Committee approved a bonus of 32% of target for Dr. Colella and a bonus of 40% of target for Mr. Doyle. For 2016, each of Dr. Colella and Mr. Doyle was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to customer acquisition and retention, new product introduction and operational metrics as determined by the Compensation and Talent Committee. Dr. Colella’s target bonus was 100% of base salary and Mr. Doyle’s target bonus was 75% of base salary. The Compensation and Talent Committee did not approve bonuses for Dr. Colella and Mr. Doyle, as each of Dr. Colella and Mr. Doyle elected to forgo their bonus amount prior to determination of bonus amounts by the Compensation and Talent Committee. For 2017, each of the executives other than Dr. Colella, who served as our CEO until April 2017 and our Executive Chairman from April 2017 until he resigned in October 2017, was eligible to receive incentive cash bonuses, based on our achievement of certain strategic objectives, including objectives relating to customer acquisition and retention, new product introduction and operational metrics as determined by the Compensation and Talent Committee. Each of Mr. Doyle and Mr. Newell’s target bonus was 75% of base salary and Ms. Nolan Mangini’s target bonus was 55% of base salary. Based on our and the individuals’ achievement toward the above objectives, the Compensation and Talent Committee approved a bonus of 100% of target for each of Mr. Doyle, Mr. Newell and Ms. Nolan Mangini.

(2)
The amounts reported in the Stock Awards column represent the grant date fair value and, in the case of Mr. Doyle's compensation, re-pricing date incremental fair value of the stock options and time-based and performance-based restricted stock units, as applicable, granted to the named executive officers during 2015, 2016 and 2017 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 12 to the audited consolidated financial statements included in our 2017 Annual Report on Form 10-K. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(3)	Mr. Colella was our Chief Executive Officer and effective as of April 3, 2017, he became Executive Chairman. In October 2017 he resigned from the board.

(4)	Mr. Doyle was our President and Chief Operating Officer during 2016. Effective as of April 3, 2017, he became Chief Executive Officer.

(5)	Mr. Newell was appointed President effective April 3, 2017.

(6)	Ms. Nolan Mangini was not a named executive officer in 2015 or 2016.

(7)
Represents the grant date fair market value of 305,000 time-based restricted stock unit awards and the target value of 315,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $1,412,775. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(8)
Represents the grant date fair market value of 147,000 time-based restricted stock unit awards and 147,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity Awards at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $3,325,875. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(9)
Represents the target value of 300,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $1,620,000. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(10)
Represents the target value of 425,000 time-based restricted stock unit awards and 125,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $560,625. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(11)
Represents the target value of 132,000 time-based restricted stock unit awards and 44,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity Awards at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based award, assuming 150% attainment, was $1,791,900. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(12)
Represents the target value of 48,700 time-based restricted stock unit awards and 300,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity at Fiscal-Year End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based restricted stock unit awards, assuming 150% attainment of the performance-based award target, was $1,620,000. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(13)
Represents the target value of 100,000 time-based restricted stock unit awards and 100,000 performance-based restricted stock unit awards. See the 2017 Outstanding Equity at Fiscal Year-End Table below for details on the vesting terms of these awards. The maximum achievable value of the performance-based award, assuming 150% attainment, was $495,000. It was subsequently determined that the performance threshold for the attainment of the performance-based award was not met; therefore the performance-based award was canceled and no value for that award was achieved.

(14)	Represents contributions to the officer's 401(k) plan account.

(15)
Represents contributions to the officer’s 401(k) plan account of $3,170, plus reimbursement of $108 club membership, $1,491 for continuing education, $1,889 for dues for memberships, $1,746 for meals, $1,200 for license fee, and $457 for subscriptions.

(16)	Represents reimbursement of $216 for membership for a social organization, $2,908 for subscription fees and $400 for identity theft and fraud protection.

(17)	Represents contributions to the officer's 401(k) plan account of $2,000 and reimbursement of $329 for third party professional services.

(18)	Represents contributions to the officer’s 401(k) plan account.

(19)	Represents reimbursement of $844 for professional membership and subscription fees.

(20)	Represents contributions to the officer's 401(k) plan account of $4,906 and reimbursement of $780 for cell phone allowance and $61 for subscriptions.

(21)	Represents reimbursement of $780 for cell phone allowance and $319 for handset allowance.

2017 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the named executive officers, information regarding outstanding stock options and other equity awards held as of December 31, 2017.

	Option Awards						Stock Awards
Name	Grant Date	Vesting Commencement Date	Option Awards - Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards - Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Awards - Option Exercise Price ($)	Option Awards - Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Giovanni M. Colella	3/13/2014	3/1/2014	450,000	—	16.00	3/12/2024

John C. Doyle	2/12/2013	11/5/2012	870,000	—	1.12	2/11/2023
	3/13/2014	3/1/2014	187,500	12,500(2)	16.00	3/12/2024
	6/17/2015	5/15/2015					49,500(3)	185,625
	2/24/2016	2/16/2016					70,313(3)	263,674
	7/8/2016	8/16/2016					206,250(3)	773,438
	7/8/2016	7/8/2016	70,000	155,000(5)	4.01	7/7/2026
	5/4/2017	5/4/2017	200,000	—	3.60	5/3/2017
	5/4/2017	5/4/2017					300,000(3)	1,080,000	300,000(4)	1,125,000

Derek Newell	5/4/2017	5/4/2017	200,000	—	3.60	5/3/2027
	4/3/2017	10/8/2014	863,116	—	1.08	1/20/2025
	4/3/2017	7/21/2016	192.152	350,390(6)	1.64	7/20/2026
	4/3/2017	10/8/2014	26,845	—	1.08	1/20/2025
	4/3/2017	10/8/2014	122,165	—	1.08	1/20/2025
	4/3/2017	7/21/2016	27,196	49,594(6)	1.64	7/20/2026
	4/3/2017	10/8/2014	189,666	—	1.08	1/20/2025
	5/4/2017	5/4/2017							300,000(4)	1,125,000
	5/4/2017	5/4/2017					48,700(3)	182,625

Siobhan Nolan Mangini	11/17/2014	11/17/2014					2,313(3)	8,674
	5/15/2015	5/15/2015					3,125(8)	11,719
	8/17/2015	8/17/2015					13,125(3)	49,219
	11/16/2015	11/16/2015					20,000(3)	75,000
	2/24/2016	2/24/2016					16,875(3)	63,281
	7/8/2016	7/8/2016					171,875(3)	644,531
	3/7/2017	3/7/2017					100,000(3)	375,000
	3/7/2017	3/7/2017							100,000(4)	375,000
	6/8/2012	6/8/2012	10,500	—	1.08	6/7/2022
	7/24/2013	7/24/2013	17,500	—	1.29	7/23/2023
	10/25/2013	10/25/2013	20,167	—	2.35	10/24/2023
	2/24/2016	2/24/2016	3,666	6,334(7)	2.99	2/23/2026

_____________________

(1)	Market value of the shares is based on the closing price of Class B common stock on December 29, 2017 of $3.75.

(2)
This stock option vests with respect to 2.0833% of the underlying shares of Class B common stock in forty-eight substantially equal installments upon the completion of each consecutive month of service following the vesting commencement date.

(3)
These restricted stock units vest (a) with respect to 25% of the underlying shares of Class B common stock on the one-year anniversary of the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter.

(4)
These performance stock units could have vested between 100% and 150% of the stated threshold amount based on the achievement of certain performance factors as certified by the Compensation and Talent Committee (such number of shares, if any, referred to as the “Certified RSU Shares”). Once achievement of these performance factors was evaluated and the number of Certified RSU Shares, if any, was determined, the Certified RSU Shares underlying the award would then vest in eight substantially equal installments, beginning on February 16, 2018 and upon the completion of each additional quarter year of service thereafter. On January 12, 2018, the Compensation and Talent Committee determined that the performance threshold was not met, no Certified RSU Shares were earned and the awards were canceled. The named executive officers realized no value on these awards.

(5)
This stock option vests (a) with respect to 20% of the underlying shares of Class A common stock on the one-year anniversary of the holder’s vesting commencement date and (b) with respect to the remaining underlying shares, in 36 substantially equal installments each consisting of 2.2222% of the underlying shares of Class A common stock upon the holder’s completion of each additional consecutive month of service thereafter.

(6)
This stock option vests (a) with respect to 20% of the underlying shares of Class A common stock on the one-year anniversary of the holder’s vesting commencement date and (b) with respect to the remaining underlying shares, in 16 substantially equal installments upon the completion of each additional quarter year of service thereafter.

(7)
This stock option vests in 60 substantially equal installments each consisting of 1.6667% of the underlying shares of Class A common stock upon the holder’s completion of each additional consecutive month of service thereafter.

(8)
This restricted stock unit vests (a) with respect to 25% of the underlying shares of Class B common stock nine months from the holder’s vesting commencement date, (b) with respect to the remaining underlying shares, in 12 substantially equal installments upon the completion of each additional quarter year of service thereafter.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of December 31, 2017 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	19,669,074(1)	2.83 (2)	18,514,801 (3)
Equity compensation plans not approved by security holders CSLT: Any inducement plans that should be noted?	N/A	N/A	N/A
Total	19,664,074	2.83	18,514,801

(1)	Includes 9,333,896 shares subject to restricted stock units.

(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.

(3)
Includes 6,000,000 shares of common stock that remain available for purchase under the 2014 Employee Stock Purchase Plan and 12,082,206 shares of common stock that remain available for purchase under our 2014 Equity Incentive Plan. Additionally, our 2014 Equity Incentive Plan provides for annual increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the Plan by 5% of the number of shares of common stock issued and outstanding on each December 31 of the immediately prior year or such lesser amount determined by our Board of Directors. Similarly, our 2014 Employee Stock Purchase Plan provides for automatic annual increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the Plan by 1% of the number of shares of common stock issued and outstanding on each December 31 of the immediately prior year or such lesser amount determined by the Board of Directors.

Employment Arrangements
We entered into employment offer letters with Mr. Doyle and Mr. Newell in connection with their respective commencement dates of employment. Each of these offer letters was negotiated on our behalf by our CEO, with the oversight and approval of our Board of Directors and our Compensation and Talent Committee.
Typically, these arrangements provided for at-will employment and included the named executive officer’s initial base salary, a discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended stock option grant to be submitted to our Compensation and Talent Committee, for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.
Potential Payments upon Termination or Change in Control
Under the terms of our 2008 Stock Incentive Plan and our 2014 Equity Incentive Plan, and the Jiff, Inc. 2010 Stock Plan each named executive officer who is terminated other than for cause may exercise any previously-vested stock options that he or she held at the time of termination for a period of three months following the termination date. If a named executive officer is terminated for cause, all stock options held by such officer terminate as of the date of termination. For more information about the named executive officers’ outstanding equity awards as of December 31, 2017, see “2017 Outstanding Equity Awards at Fiscal Year-End Table” above.
We entered into retention agreements with each of our executive officers, including our named executive officers, which provide for the following benefits upon a qualifying termination, which means a termination by us without cause or a termination by the executive for good reason (as such terms are defined in the retention agreement), outside of a change in control (as such term is defined in the retention agreement) in exchange for a customary release of claims: (i) a lump sum severance payment of 12 months of base salary to our Chief Executive Officer and our President and nine months to our other executive officers, including our other named executive officers, and (ii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our Chief Executive Officer and our President and up to nine months to our other executive officers, including our other named executive officers. If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits in exchange for a customary release of claims: (i) a lump sum severance payment of 24 months of base salary to our Chief Executive Officer and our President and 18 months to our other executive officers, including our other named executive officers, (ii) 100% acceleration of any then-unvested equity awards for our executive officers, including our named executive officers, and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 24 months to our Chief Executive Officer and our President and up to 18 months to our other executive officers, including our other named executive officers. Each retention agreement is in effect for three years, with automatic three-year renewals unless we give notice to the executive officer three months prior to expiration.
The benefits under the retention agreements supersede all other cash severance and vesting acceleration arrangements.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2017 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we collectively refer to as related parties.
On April 3, 2017, we completed our acquisition of Jiff, Inc. Venrock, a holder of more than 5% of our capital stock was also a stockholder of Jiff, Inc. At the closing of the acquisition, Venrock acquired a total of 3,965,979 shares of our Class B common stock in exchange for its shares of Jiff, Inc. capital stock. Bryan Roberts, our former Lead Independent Director and current Chairman of our Board of Directors is a Partner at Venrock.

In 2015, we made a preferred stock investment of $4.1 million and entered into a strategic alliance with Lyra Health, Inc. ("Lyra"), a related party at the time of the investment. In the fourth quarter of 2017, we sold our investment in Lyra to a group of buyers that included related parties for $5.5 million.
Lyra was considered a related party to us because two of our directors, Dr. Roberts and Mr. Ebersman, served on the Lyra board of directors and Mr. Ebersman serves as the Lyra chief executive officer.
Because Lyra was a related party and potential buyers were also related parties, the Company formed an independent committee of our Board of Directors (the "Independent Committee"), comprised solely of disinterested directors, to approve the sale of the shares. We also engaged an independent third- party valuation expert to assist in determining the fair value of the Company's investment in Lyra. Based in part on the valuation performed, we negotiated a selling price of $5.5 million, which the Independent Committee approved after concluding that the transaction terms were fair to us.

Review, Approval or Ratification of Transactions with Related Parties
The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has adopted a related party transactions policy to set forth the procedures for the identification, review, consideration and approval or ratification of these transactions, and a copy of such policy is posted on our website.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Castlight under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Castlight specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2017. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed pursuant to AS No. 1301 “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Castlight.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Ed Park, Chair
Michael Eberhard
David B. Singer

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting
Castlight’s bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: Corporate Secretary.
To be timely for the 2019 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Castlight not earlier than 5:00 p.m. Pacific Time on March 7, 2019 and not later than 5:00 p.m. Pacific Time on April 6, 2019. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Castlight’s bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 annual meeting must be received by us not later than December 28, 2018 in order to be considered for inclusion in our proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2017, except a delinquent Form 4 filed for Eric Chan on November 29, 2017, reporting his beneficial ownership covering one transaction occurring on November 14, 2017, and a delinquent Form 4 filed for Derek Newell on November 2, 2017, reporting his beneficial ownership covering two transactions occurring on October 27, 2017.

Available Information
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, California 94105
The Annual Report is also available on the Investor Relations section of our website, which is located at http://ir.castlighthealth.com/investor-relations/investors-overview/ on the financial information tab.

“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the brokers from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokers.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call our Investor Relations department at 150 Spear Street, Suite 400, San Francisco, California 94105, Attn: Investor Relations, telephone number (415) 829-1680.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

STOCKHOLDER COMMUNICATIONS
Any interested party wishing to communicate with our Board of Directors may write to our Board of Directors at Castlight Health, Inc., 150 Spear Street, Suite 400, San Francisco, California 94105. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Interested parties may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

ANNUAL MEETING OF STOCKHOLDERS OF

CASTLIGHT HEALTH, INC.

June 20, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18865/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000001000 8 062018

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Class I directors of Castlight Health, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ Seth Cohen	Class I director
○ Bryan Roberts	Class I director
○ Kenny Van Zant	Class I director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CASTLIGHT HEALTH, INC.

June 20, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18865/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20330000000000001000 8 062018

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three Class I directors of Castlight Health, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Seth Cohen — Class I director
- ○ Bryan Roberts — Class I director
- ○ Kenny Van Zant — Class I director

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CASTLIGHT HEALTH, INC.

Proxy for Annual Meeting of Stockholders on June 20, 2018

Solicited on Behalf of the Board of Directors

The stockholder(s) hereby appoint(s) John Doyle and Jennifer Chaloemtiarana, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of CASTLIGHT HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 9:00 AM, PDT on 6/20/2018 at the company's offices at 150 Spear Street, San Francisco, CA 94105, and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

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